UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2017

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (907) 297-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 14, 2017, Alaska Communications Systems Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the expiration and final results of the Company’s previously announced offer to purchase (the “Tender Offer”) for cash any and all of its outstanding 6.25% Convertible Notes due 2018 (the “Notes”).

The Tender Offer expired at 12:00 midnight, New York City time, on April 14, 2017 (one minute after 11:59 p.m., New York City time, on April 13, 2017). As of the expiration of the Tender Offer, $83,956,000 aggregate principal amount of the Notes, representing approximately 89.31% of the outstanding Notes, were validly tendered and not validly withdrawn pursuant to the Tender Offer. The Company accepted for purchase all Notes that were validly tendered and not validly withdrawn pursuant to the Tender Offer at the expiration of the Tender Offer at a purchase price equal to $1,037.50 per $1,000 principal amount of Notes (plus accrued and unpaid interest on such Notes, if any, up to but not including the settlement date). The Company settled the Tender Offer on April 17, 2017 and paid an aggregate consideration for the tendered Notes of approximately $89,523,915 (including applicable accrued and unpaid interest). After such settlement, approximately $10,044,000 aggregate principal amount of the Notes remain outstanding.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.

99.1	Press Release, dated April 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

April 17, 2017	By:	/s/ Leonard Steinberg
Name: Leonard A. Steinberg
Title: Corporate Secretary

Exhibit Index

Exhibit No.

99.1	Press Release, dated April 14, 2017.